Exhibit 99.1

China Housing & Land Development Inc. Announces
Fourth Quarter 2013 Financial Results

Xi’an, China – March 24, 2014 -- China Housing & Land Development, Inc. (“China Housing” or the “Company”; Nasdaq: CHLN) today announced its financial results for the quarter ended December 31, 2013.

Highlights for Q4 2013:

•	Total revenue in the fourth quarter of 2013 was $56.1 million compared to $24.8 million in the third quarter of 2013 and $61.5 million in the fourth quarter of 2012.

•	Total gross floor area (“GFA”) sales were 28,582 sq. meters during the fourth quarter of 2013, compared with 17,846 sq. meters in the third quarter of 2013 and 27,853 sq. meters in the fourth quarter of 2012.

•	Average residential selling price (“ASP”) in the fourth quarter of 2013 was RMB 6,600, compared with RMB 6,369 in the third quarter of 2013, and RMB 5,137 in the fourth quarter of 2012.

•	Gross profit was $12.6 million in the fourth quarter of 2013 compared to $4.9 million in the third quarter of 2013 and $21.1 million in the fourth quarter of 2012. Fourth quarter 2013 gross margin was 22.4%, compared with 19.8% in the third quarter of 2013 and 34.3% in the fourth quarter of 2012.

•	SG&A expenses as a percentage of total revenue decreased to 9.1%, from 15.2% in the third quarter of 2013 and 9.3% in the fourth quarter of 2012.

•	Operating income was $6.0 million in the fourth quarter of 2013 compared to operating loss of $0.7 million in the third quarter of 2013, and operating income of $14.8 million in the fourth quarter of 2012.

•	Net income attributable to the Company in the fourth quarter of 2013 was $3.9 million, or $0.11 per diluted share, compared to net loss of $0.8 million, or $(0.11) per diluted share, in the third quarter of 2013 and $11.5 million, or $0.33 per diluted share, in the fourth quarter of 2012.

Mr. Pingji Lu, China Housing’s Chairman, commented, “Our fourth financial performance was better than our original guidance forecast. The increase was due to a completion percentage that was higher than our expectation, resulting in greater recognized revenue in the fourth quarter. The majority of our fourth quarter revenue was generated by our Park Plaza, Puhua Phase Three and Ankang projects.”

“We are making progress balancing our unit inventory more effectively so that we can offer a broader array of apartment units to prospective low, mid and high end buyers. Ensuring greater unit availability in each of these tiers is important as we face more challenging conditions as overall market demand appears to be softening. For our projects under planning, we’re actively observing buyer patterns so we can accelerate the most relevant projects by unit category to adequately suit buyer demand. Despite an uncertain market environment, we believe our current broader category of inventory can better meet the market demand.”, concluded Chairman Lu.

Total revenue in the fourth quarter of 2013 increased 126.2% to $56.1 million from $24.8 million in the third quarter of 2013 and decreased 8.8% from $61.5 million in the fourth quarter of 2012. Other revenue in the fourth quarter of 2013 was $8.9 million, compared to $3.8 million in the third quarter of 2013 and $21.3 million in the fourth quarter of 2012.

In the fourth quarter of 2013, the majority of the Company’s real estate revenue came from its Puhua Phase Two and Three projects, Park Plaza and Ankang projects. Fourth quarter 2013 contract sales totaled $31.0 million compared with $18.6 million in the third quarter of 2013 and $22.9 million in the fourth quarter of 2012. Total gross floor area (“GFA”) sales were 28,582 sq. meters during the fourth quarter of 2013, compared with 17,847 sq. meters in the third quarter of 2013 and 27,853 sq. meters in the fourth quarter of 2012. The Company’s ASP in the fourth quarter of 2013 was RMB 6,600, compared with RMB 6,369 in the third quarter of 2013, and RMB 5,137 in the fourth quarter of 2012.

Gross profit for the three months ended December 31, 2013 was $12.6 million, representing an increase of 157.1% from $4.9 million in the third quarter of 2013 and a 40.3% decrease from $21.1 million in the fourth quarter of 2012. Gross profit margin for the three months ended December 31, 2013 was 22.4%, compared to 19.8% in the third quarter of 2013 and the 34.3% in the fourth quarter of 2012. The year-over-year decrease in gross profit margin was mainly due to an adjustment on the total estimate cost of Park Plaza, Puhua Phase Two and Three projects, of which the accumulated impacted was recorded in the fourth quarter of 2013 For the full 2013 year, gross margin was 22.4%.

SG&A expense was $5.1 million in the fourth quarter of 2013, compared with $3.8 million in the third quarter of 2013 and $5.7 million in the fourth quarter of 2012. SG&A expense as a percentage of total revenue was 9.1%, compared with 15.2% in the third quarter of 2013 and 9.3% in the fourth quarter of 2012. The year-over-year decrease in SG&A expense was mainly due to lower advertising expense and decreased sales commission associated with decreased revenue. .

Operating income in the fourth quarter of 2013 was $6.0 million compared to an operating loss of $0.7 million in the third quarter of 2013, and operating income of $14.8 million in the fourth quarter of 2012. The year-over-year decrease in operating income was mainly due to reduced sales revenue and lower profit margin.

Net income attributable to China Housing in the fourth quarter of 2013 was $3.9 million, or $0.11 per diluted share. This performance compares with net loss of $0.8 million, or $(0.02) per diluted share, in the third quarter of 2013 and net income of $11.5 million, or $0.33 per diluted share, in the fourth quarter of 2012.

Sequential Quarterly Revenue Breakout Comparison

Project	Q4 2013						Q3 2013
	Recognized Revenue	Contract Sales	GFA Sold	ASP	Unsold GFA	POC	Recognized Revenue	Contract Sales	GFA Sold	ASP
	($)	($)	(m2)	(RMB)	(m2)		($)	($)	(m2)	(RMB)
Projects Under Construction
Park Plaza	17,872,157	9,946,924	6,942	8,727	56,617	83.23%	6,541,366	5,659,081	4,002	8,661
Puhua Phase Three	11,454,315	6,111,757	5,511	6,754	62,296	65.3%	3,449,098	3,685,035	3,675	6,143
Puhua Phase Two-East Region	6,366,008	4,739,552	4,066	7,099	91,389	83.22%	5,979,885	3,470,786	3,240	6,560
Ankang	9,317,653	6,145,128	9,374	3,992	190,659	41.44%	3,304,218	3,571,860	5,474	4,000
Projects Completed
Puhua Phase One	170,343	1,354,140	954	8.641	5,695	100%	642,927	889,021	662	8,232
Puhua Phase Two-West Region&New Coast Line	2,024,106	2,679,234	1,736	9,399	31,132	100%	231,686	387,717	327	7,264
JunJing III	-73,562	-	-	-	1,039	100%	-116,995	-116,995	-166	--
JunJing II Phase One	-	-	-	-	518	100%	481,746	481,746	299	9,855
JunJing I	-	-	-	-	4,366	100%	528,465	528,465	333	9,277
Other Projects		-	-	-			-	-	-	-
Other Income	8,927,863						3,788,434	-	-
Total	56,058,883	30,976,735	28,583	6,600	443,711	-	24,830,830	18,556,716	17,846	6,369
Q-o-Q Change	125.8%	66.9%	60.2%	3.6%			-57%	-68.6%	-63.2%	-15.1%

Total debt outstanding as of December 31, 2013 was $300.7 million compared with $202.6 million on December 31, 2012. Net debt outstanding (total debt less cash and restricted cash) as of December 31, 2013 was $161.8 million compared with $85.9 million on December 31, 2012. The Company’s net debt as a percentage of total capital (net debt plus shareholders’ equity) was 54 percent on December 31, 2013 and 41.7 percent on December 31, 2012.

	Q4 2013
Projects in Planning	Unsold GFA	First Pre-sales Scheduled
	(m2)
Golden Bay	250,000	Q3 2014
Puhua Phase Four	263,833	Q1 2014
Textile City	630,000	Q1 2015
Total projects in planning	1,143,833

2014 First Quarter Outlook guidance

Total recognized revenue for the 2014 first quarter is expected to reach $15 million to $17 million, compared with $54.4 million in the first quarter of 2013. The Company is reporting revenues, which are subject to percentage of completion alterations.

Conference Call Information

Management will host a conference call at 8:00 am ET on Monday, March 24, 2014. Listeners may access the call by dialing +1-913-312-1267. To listen to the live webcast of the event, please go to http://public.viavid.com; event number: 108416. Listeners may access the call replay, which will be available through March 31, 2014, by dialing +1-858-384-5517; passcode: 5602978.

About China Housing & Land Development, Inc.

Based in Xi’an, the capital city of China’s Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first Chinese real estate development company traded on NASDAQ. The Company’s news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward- looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission.

All information provided in this news release and in any attachments is as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts
Mr. Cangsang Huang

Chief Financial Officer

Tel: +86 29.8258.2648 in Xi'an

Email: chuang@chldinc.com

Ms. Jing Lu

Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86 29.8258.2639 in Xi’an

jinglu@chldinc.com / English and Chinese

Ms. Sandy Jin

Assistant CFO

+86 29.8258.2638 in Xi’an

jinq@chldinc.com/ English and Chinese

Mr. Bill Zima, ICR
+86 10 6583 7511

William.Zima@icrinc.com

China Housing Investor Relations Department

+1 646.308.1285

CHINA HOUSING & LAND DEVELOPMENT, INC., AND SUBSIDIARIES

Consolidated Balance Sheets

As of December 31, 2013 and 2012

	2013	2012
ASSETS
Cash	$21,320,071	$6,121,448
Cash - restricted	117,534,900	110,576,248
Accounts receivable, net of allowance for doubtful accounts of $594,382 and $577,713, respectively	41,158,998	26,429,332
Construction in excess of billing	2,106,975	1,484,626
Other receivables, prepaid expenses and other assets, net	7,188,153	6,854,325
Real estate held for development or sale	289,474,812	212,371,875
Property and equipment, net	36,281,168	33,837,346
Advances to suppliers	697,823	1,363,817
Deposits on land use rights	59,155,165	42,748,017
Intangible assets, net	42,453,473	54,482,252
Goodwill	1,969,964	1,914,186
Deferred financing costs	151,585	194,162
Total assets	$619,493,087	$498,377,634
LIABILITIES
Accounts payable	$59,400,262	$55,142,928
Advances from customers	45,441,402	49,297,915
Accrued expenses	17,439,541	22,229,514
Income tax payable	24,534,095	19,865,906
Other taxes payable	7,139,870	3,861,158
Other payables	12,755,824	11,228,553
Loans from employees	25,759,453	27,868,785
Loans payable	274,917,332	174,749,368
Deferred tax liability	14,782,118	14,521,613
Total liabilities	482,169,897	378,765,740
SHAREHOLDERS' EQUITY
Common stock: $.001 par value, authorized 100,000,000 shares; issued 35,849,204 and 35,438,079, respectively	35,849	35,438
Additional paid in capital	51,347,620	49,972,174
Treasury stock at cost; 1,166,369 shares and 351,480 shares, respectively	(2,400,288)	(434,240)
Statutory reserves	11,535,242	9,903,457
Retained earnings	48,696,878	38,573,966
Accumulated other comprehensive income	28,107,889	21,561,099
Total shareholders' equity	137,323,190	119,611,894
Total liabilities and shareholders' equity	$619,493,087	$498,377,634

The accompanying notes are an integral part of these consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT, INC., AND SUBSIDIARIES

Consolidated Statements of Operations

For The Years Ended December 31, 2013 and 2012

	2013	2012
REVENUES
Real estate sales	$159,222,863	$115,299,428
Other revenue	30,811,894	28,075,201
Total revenues	190,034,757	143,374,629

COST OF REVENUES
Cost of real estate sales	124,152,403	78,612,305
Cost of other revenue	22,056,802	24,168,489
Total cost of revenues	146,209,205	102,780,794

Gross margin	43,825,552	40,593,835

OPERATING EXPENSES
Selling, general, and administrative expenses	16,968,686	16,415,255
Stock-based compensation	1,375,857	1,010,875
Other expenses	400,247	122,651
Financing expense	7,317,008	557,336
Accretion expense on convertible debt	-	954,979
Total operating expenses	26,061,798	19,061,096

CHANGE IN FAIR VALUE OF DERIVATIVES
Change in fair value of embedded derivatives	-	(330,628)
Change in fair value of warrants	-	(4,162)
Total change in fair value of derivatives	-	(334,790)

Loss (gain) from disposal of property and equipment	1,107,212	(6,086,257)
Income before provision for income taxes	16,656,542	27,953,786

Provision for current income taxes	5,039,240	7,910,373
Recovery of deferred taxes	(137,395)	(167,358)
Provision for income taxes	4,901,845	7,743,015

NET INCOME	$11,754,697	$20,210,771

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	35,127,877	34,954,909

Diluted	35,127,877	36,548,485

EARNINGS PER SHARE
Basic	$0.33	$0.58

Diluted	$0.33	$0.57

The accompanying notes are an integral part of these consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT, INC., AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

For The Years Ended December 31, 2013 and 2012

	2013	2012

NET INCOME	$11,754,697	$20,210,771

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	6,546,790	1,471,275
COMPREHENSIVE INCOME	$18,301,487	$21,682,046

The accompanying notes are an integral part of these consolidated financial statements.

CHINA HOUSING & LAND DEVELOPMENT INC., AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For The Years Ended December 31, 2013 and 2012

	December 31,	December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,754,697	$20,210,771
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Bad debt recovery	(164)	-
Depreciation	2,598,326	2,065,380
Stock-based compensation	1,375,857	1,010,875
Loss(gain) on disposal of property and equipment	1,107,212	(6,086,257)
Amortization of deferred financing costs	-	156,064
Amortization of intangible assets	13,498,819	218,480
Recovery of deferred taxes	(137,395)	(167,358)
Change in fair value of embedded derivatives	-	(330,628)
Change in fair value of warrants	-	(4,162)
Accretion expense on convertible debt	-	954,979
Accretion expense on mandatorily redeemable noncontrolling interests	-	(1,542,039)
(Increase) decrease in assets:
Accounts receivable	(13,637,800)	619,790
Construction in excess of billing	(574,056)	(1,481,534)
Other receivables, prepaid expenses and other assets, net	(468,501)	(5,061,576)
Real estate held for development or sale	(70,989,071)	(76,702,170)
Advances to suppliers	693,807	(454,840)
(Deposit) refund on land use rights	(15,071,133)	22,754,848
Increase (decrease) in liabilities:
Accounts payable	2,834,646	10,349,314
Advances from customers	(5,243,032)	(9,459,510)
Accrued expenses	(5,274,375)	22,144,899
Other payables	1,185,307	3,665,900
Income and other taxes payable	7,572,979	7,289,569
Net cash used inoperating activities	(68,773,877)	(9,849,205)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,793,142)	(10,723,887)
Proceeds from sale of property and equipment	654,321	5,480,530
Net cash used in investing activities	(5,138,821)	(5,243,357)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in restricted cash	(3,694,203)	(4,001,058)
Loans from banks	98,841,999	99,673,042
Loans from Days Hotel, Shanghai Xinying Fund LLC, Changcheng Financing Company Limited	46,269,017	51,538,584
Repayments on loans payable	(49,173,393)	(123,698,502)
Loans from employees	(2,902,615)	12,730,011
Repayment for mandatorily redeemable non-controlling interest in Subsidiaries	-	(27,112,369)
Repayment of convertible debt	-	(9,645,570)
Purchase of treasury stock	(1,966,047)	(14,142)
Net cash provided by (used in) financing activities	87,374,758	(530,004)

INCREASE (DECREASE) IN CASH	13,462,060	(15,622,566)

Effects on foreign currency exchange	1,736,563	(270,939)

Cash, beginning of year	6,121,448	22,014,953

Cash, end of year	$21,320,071	$6,121,448

The accompanying notes are an integral part of these consolidated financial statements.